Exhibit 99
FORM 4 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	InterWest Partners VII, L.P. (“IW7”)
InterWest Investors VII, L.P. (“II7”)
InterWest Management Partners VII, LLC (“IMP7”)

Harvey B. Cash
Philip T. Gianos
W. Scott Hedrick
W. Stephen Holmes
Gilbert H. Kliman
Arnold L. Oronsky
Thomas L. Rosch

Address:	2710 Sand Hill Road, Second Floor
Menlo Park, CA 94025

Designated Filer:	InterWest Partners VII, L.P.

Issuer and Ticker Symbol:	Metabasis Therapeutics, Inc. (MBRX)

Date of Event:	April 16, 2008
Each of the following is a Joint Filer with InterWest Partners VII L.P. (“IW7”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:
InterWest Management Partners VII, LLC (“IMP7”) is the general partner of InterWest Partners VII, L.P. (“IW7”), and InterWest Investors VII, L.P. (“II7”) and has sole voting and investment control over the shares owned by IW7, and II7. Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Gilbert H. Kliman, Arnold L. Oronsky, and Thomas L. Rosch are Managing Directors of IMP7. Dr. Oronsky has filed separately for his indirect ownership interests and is not a joint filer hereunder.
All Reporting Persons disclaim beneficial ownership of shares of Metabasis Therapeutics, Inc. stock held by IW7 and II7, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated InterWest Partners VII, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed InterWest Management Partners VII, LLC as its attorney in fact for the purpose of making reports relating to transaction in Metabasis Therapeutics, Inc. Common Stock.

InterWest Management Partners VII, L.L.C.
		By:	/s/ W. Stephen Holmes

W. Stephen Holmes, an individual
By:	/s/ W. Stephen Holmes

W. Stephen Holmes, Managing Director

InterWest Partners VII, LP

By:	InterWest Management Partners VII, LLC	By:	/s/ Gilbert H. Kliman

	Its General Partner		Gilbert H. Kliman, an individual

By:	/s/ W. Stephen Holmes

W. Stephen Holmes, Managing Director

InterWest Investors VII, LP

By:	InterWest Management Partners VII, LLC	By:	/s/ Thomas L. Rosch

	Its General Partner		Thomas L. Rosch, an individual

By:	/s/ W. Stephen Holmes

W. Stephen Holmes, Managing Director

Harvey B. Cash, an individual
By:	InterWest Management Partners VII, LLC,
as Attorney-in-Fact

By:	/s/ Karen A. Wilson

Karen A. Wilson, Power of Attorney

By:	/s/ Philip T. Gianos

Philip T. Gianos, an individual

W. Scott Hedrick, an individual
By:	InterWest Management Partners VII, LLC,
as Attorney-in-Fact

By:	/s/ Karen A. Wilson

Karen A. Wilson, Power of Attorney